As filed with the Securities and Exchange Commission on August 28, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________________

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

________________________________________

VOLITIONRX LIMITED
(Exact name of registrant as specified in its charter)

Delaware	91-1949078
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1489 West Warm Springs Road, Suite 110

Henderson, Nevada 89014

+1 (512) 774-8930

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

________________________________________

Agents and Corporations, Inc.
1201 Orange Street, Suite 600
Wilmington, DE 19801
+1 (800) 759-2248

(Name, address, including zip code, and telephone number, including area code, of agent for service)

________________________________________

Copies to:

Marc G. Alcser, Esq.

Stradling Yocca Carlson & Rauth LLP

660 Newport Center Drive, Suite 1600

Newport Beach, California 92660

(949) 725-4000

________________________________________

From time to time after this Registration Statement becomes effective.

 (Approximate date of commencement of proposed sale to the public)

________________________________________

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 28, 2026

PRELIMINARY PROSPECTUS

10,006,360 Shares of Common Stock

Offered by Selling Stockholder

This prospectus relates to the offer and resale from time to time of up to an aggregate of 10,006,360 shares of common stock, par value $0.001 per share (the “Common Stock”), of VolitionRx Limited (the “Company,” “we,” “us,” or “our”), by the selling stockholder named in this prospectus or any post-effective amendment to the registration statement of which this prospectus is a part (collectively with any of the stockholder’s transferees, pledgees, assignees, distributees, donees or successors-in-interest, the “selling stockholder”). The shares of Common Stock included in this prospectus consist of shares of Common Stock that may be issued upon conversion and/or repayment of the Company’s outstanding convertible secured promissory notes issued to the selling stockholder. For more information, see the sections of this prospectus entitled “Prospectus Summary – Securities Offered by Selling Stockholder” and “Selling Stockholder.”

The selling stockholder may offer and sell these shares from time to time in a number of different ways and at varying prices, including through public or private transactions or through other means described in the section entitled “Plan of Distribution” at prevailing market prices on the NYSE American market, at prices different than prevailing market prices, or at privately negotiated prices. The selling stockholder may sell our Common Stock directly, or may sell them through brokers or dealers. There is no termination date of the selling stockholder’s offering. The selling stockholder is not required to sell any of the shares of our Common Stock and there is no assurance that the selling stockholder will sell any or all of the shares of our Common Stock covered by this prospectus.

We are not offering any shares of our Common Stock for sale under this prospectus and we will not receive any of the proceeds from the sale of these shares of our Common Stock by the selling stockholder. We have agreed to pay all expenses relating to registering these shares of our Common Stock. The selling stockholder will pay any brokerage commissions and/or similar charges incurred in connection with the sale of these shares of our Common Stock.

Our Common Stock is currently listed on the NYSE American market under the symbol “VNRX.” On August 27, 2026, the last reported sale price of our Common Stock on the NYSE American market was $0.50 per share.

Investing in our Common Stock involves a high degree of risk. Before buying any shares offered by this prospectus, you should carefully read the discussion of material risks of investing in our Common Stock in “Risk Factors” beginning on page 6 of this prospectus and the documents incorporated by reference into this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2026

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), pursuant to which the selling stockholder may offer and sell the shares of our Common Stock in a number of different ways and at varying prices, including through public or private transactions at prevailing market prices, at prices related to prevailing market prices, or at privately negotiated prices from time to time in one or more offerings as described in this prospectus. We will not receive any of the proceeds from such sales of shares of Common Stock by the selling stockholder. The selling stockholder will pay or assume discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar expenses, if any, incurred for the sale of such shares of Common Stock. We will pay the expenses (except brokerage fees and commissions and similar expenses) incurred in registering the shares of Common Stock, including legal and accounting fees. See the section of this prospectus titled “Plan of Distribution.”

It is important for you to read and consider all of the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement before making any decision whether to invest in our Common Stock. This prospectus does not contain all of the information included in the registration statement and incorporates by reference important business and financial information about us that is not included in or delivered with this document. For a more complete understanding of the offering of the shares of Common Stock, you should refer to the registration statement, including its exhibits. You should also read and consider the additional information contained in the documents that we have incorporated into this prospectus by reference, as described in “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” in this prospectus.

We may add, update or change any of the information contained in this prospectus or in any accompanying prospectus supplement we may authorize to be delivered to you. To the extent there is a conflict between the information contained in this prospectus and any accompanying prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in this prospectus or any prospectus supplement – the statement in the document having the later date shall modify or supersede such earlier statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. This prospectus, together with any accompanying prospectus supplement, includes all material information relating to an offering pursuant to this registration statement.

You should rely only on the information contained in this prospectus, in any accompanying prospectus supplement, or in any document incorporated by reference herein or therein. We have not authorized anyone to provide you with any different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide to you. The information contained in this prospectus, in any applicable prospectus supplement, and in the documents incorporated by reference herein or therein is accurate only as of the date such information is presented. Our business, financial condition, results of operations and prospects may have changed since those respective dates. You should not assume that the information contained in this prospectus and any prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or the shares are sold on a later date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

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This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do they constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Unless otherwise indicated, information contained in or incorporated by reference into this prospectus concerning our industry and the markets in which we operate, including market position and market opportunity, is based on information from our management’s estimates, as well as from industry publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, while we believe that information contained in industry publications, surveys and studies has been obtained from reliable sources, the accuracy and completeness of such information is not guaranteed, and we have not independently verified any of the data contained in these third-party sources.

This prospectus and any accompanying prospectus supplement, including the documents incorporated by reference herein and therein, include statements that are based on various assumptions and estimates that are subject to numerous known and unknown risks and uncertainties. Some of these risks and uncertainties are described in the section entitled “Risk Factors” on page 6 of this prospectus and beginning on page 10 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as well as the other documents we file with the SEC. These and other important factors could cause our future results to be materially different from the results expected as a result of, or implied by, these assumptions and estimates. You should read the information contained in, or incorporated by reference into, this prospectus and any accompanying prospectus supplement, and the documents incorporated by reference herein and therein, completely and with the understanding that future results may be materially different from and worse than what we expect. See the information included under the heading “Cautionary Note Regarding Forward-Looking Statements” in this prospectus.

Except as otherwise indicated by the context, references in this prospectus to “Company,” “VolitionRx,” “Volition,” “we,” “us,” and “our” are references to VolitionRx Limited and its wholly owned subsidiaries, Singapore Volition Pte. Limited, Belgian Volition SRL, Volition Diagnostics UK Limited, Volition America, Inc, and Volition Global Services SRL, as well as majority-owned subsidiary Volition Veterinary Diagnostics Development LLC. Our fiscal year ends on December 31st of each calendar year. NucleosomicsTM, Capture-PCRTM, Nu.Q®, Capture-SeqTM and rNuQTM and their respective logos are trademarks and/or service marks of VolitionRx and its subsidiaries. All other trademarks, service marks and trade names referred to in this prospectus are the property of their respective owners. Additionally, unless otherwise specified, all references to “$” refer to the legal currency of the United States of America.

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PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere in this prospectus or incorporated by reference in this prospectus. Because it is only a summary, it does not contain all of the information you should consider before investing in our securities, and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere in this prospectus or incorporated in this prospectus by reference. Before you decide whether to purchase our securities, you should carefully read this entire prospectus and the applicable prospectus supplement carefully, including the risks of investing in our securities discussed under the section entitled “Risk Factors” contained in the applicable prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part, before making your investment decision.

Overview

Imagine a world where diseases like cancer and sepsis can be diagnosed early and monitored easily using routine blood tests. That’s the world Volition is trying to build by developing its innovative family of simple, easy to use, cost-effective blood tests.

Volition is a multi-national epigenetics company. It has patented technologies that use chromosomal structures, such as nucleosomes, and transcription factors such as biomarkers in cancer and other diseases. The tests in the Company’s product portfolio detect certain characteristic changes that occur from the earliest stages of disease, enabling early detection and offering a better way to monitor disease progression and a patient’s response to treatment.

The tests offered by Volition and its subsidiaries are designed to detect and monitor a range of life-altering diseases, including certain cancers and diseases associated with NETosis, such as sepsis. Early diagnosis and monitoring have the potential to not only prolong the life of patients but also improve their quality of life.

We have several key pillars of focus:

•	Nu.Q® Vet - cost-effective, easy-to-use blood tests for dogs and other companion animals. The Nu.Q® Vet Cancer Test is commercially available as a cancer screening test in dogs.
•	Nu.Q® NETs - detects diseases associated with NETosis such as sepsis.
•	Nu.Q® Discover - a complete solution to profiling nucleosomes.
•	Nu.Q® Cancer - from screening, diagnosis and staging, therapy decision, planning and treatment to monitoring response to treatment and disease progression with a particular focus on lung cancer.
•	Capture-SeqTM and Capture-PCRTM - isolating and capturing circulating tumor-derived DNA from plasma samples for early cancer detection.

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The Company has grown from a single two-meter lab bench at the University of Namur in Belgium to a purpose-built 17,000 square foot lab and 10,000 square foot production facility in Gembloux, Belgium, an Innovation Lab in California, and offices in California, London and Nevada. We now have a team of approximately 60 dedicated employees, spanning a wide range of disciplines all united in our mission to improve outcomes for patients.

Cultivating successful, ongoing relationships with stakeholders worldwide has been fundamental to Volition’s development. We have fostered ties with leading academic institutions, clinical centers of excellence, multi-national diagnostic and pharmaceutical companies and financial institutions across the globe.

Securities Offered by Selling Stockholder

This prospectus relates to the offer and sale by the selling stockholder of up to an additional aggregate of 10,006,360 shares of Common Stock issuable upon (a) conversion and/or repayment of a convertible secured promissory note issued in a private placement on January 15, 2026, and (b) conversion and/or repayment of a convertible secured promissory note issued in a private placement on May 20, 2025, in each case as adjusted to reflect (i) the Company’s non-compliance with a market capitalization covenant contained in the notes, which occurred on May 8, 2026 and resulted in an increase in the aggregate outstanding principal amount of the notes by $623,333, and (ii) the down-round adjustment of the applicable conversion price and warrant exercise prices triggered by the Company’s June 2026 public offering, each as described under “Recent Developments” below. An aggregate of 4,327,440 shares of Common Stock issuable upon conversion and/or repayment of the notes referenced above were previously registered for resale by the selling stockholder on Forms S-3 (File Nos. 333-288508, 333-293314, and 333-297402).

For more information see the section of this prospectus entitled “Selling Stockholder.”

Recent Developments

At-the-Market Program

The Company has an equity distribution agreement, as amended, with JonesTrading Institutional Services LLC (“JonesTrading”), pursuant to which the Company may offer and sell shares of Common Stock having an aggregate offering price of up to $30.0 million from time to time through an “at the market” offering (the “2025 ATM Sales Agreement”). Subsequent to June 30, 2026 and through August 26, 2026, the Company sold an aggregate of 3,897,952 shares of Common Stock under the 2025 ATM Sales Agreement for aggregate gross proceeds of approximately $2,175,581 and aggregate net proceeds (net of broker commissions and fees) of approximately $2,121,146. Although the Company is not obligated to sell any shares under the 2025 ATM Sales Agreement, the issuance of additional shares of Common Stock pursuant to the 2025 ATM Sales Agreement will dilute the ownership interests of its existing stockholders.

June 2026 Public Offering

On June 7, 2026, the Company entered into a securities purchase agreement with certain purchasers in connection with a public offering of 2,960,000 shares of Common Stock and accompanying warrants to purchase up to 1,480,000 shares of Common Stock, at a combined offering price of $1.55 per share and accompanying warrant, resulting in net proceeds to the Company of approximately $4,100,000 (the “June 2026 Offering”). As a result of the June 2026 Offering, the exercise price of the 2025 Lind Warrant was reduced from $13.44 to $2.015 per share, and the exercise price of the 2026 Lind Warrant and the conversion price of the 2026 Lind Note (each as defined in the section of this prospectus entitled “Risk Factors—Risks Related to this Offering”) were reduced from $11.428 to $2.015 per share and $1.55 per share, respectively, pursuant to down-round anti-dilution provisions contained in those securities.

Market Capitalization Covenant Non-Compliance

On May 8, 2026, the Company’s market capitalization fell below $22,500,000 for ten consecutive trading days, resulting in the Company’s failure to comply with a market capitalization covenant under each of the Notes and the imposition of an additional amount payable under each Note equal to 10% of the then-outstanding principal amount of each Note, which increased the aggregate outstanding principal amount of the Notes by $623,333.

Reduction in Authorized Shares

On May 11, 2026, the Company’s Board of Directors approved, and on July 17, 2026 the Company’s stockholders approved, an amendment to the Company’s certificate of incorporation to reduce the number of authorized shares of Common Stock from 325,000,000 to 150,000,000 shares.

Reverse Stock Split

In April 2026, following stockholder approval, the Company effected a one-for-20 reverse stock split of its issued and outstanding Common Stock (the “Reverse Stock Split”). The Company’s Common Stock began trading on a post-split basis on April 28, 2026. As a result of the Reverse Stock Split, every 20 shares of the Company’s issued and outstanding Common Stock were automatically converted into one share of Common Stock. No fractional shares were issued in connection with the Reverse Stock Split, and each stockholder who otherwise would have been entitled to receive a fractional share received one whole share of Common Stock in lieu of such fractional share. Accordingly, all share and per-share amounts for all periods presented in this prospectus have been retroactively adjusted to reflect the Reverse Stock Split. In addition, all outstanding equity awards, warrants, convertible notes and other equity securities and instruments outstanding immediately prior to the Reverse Stock Split have been proportionately adjusted to reflect the Reverse Stock Split, to the extent required by their respective terms.

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Corporate Information

We are a Delaware corporation. Our principal executive offices are located at 1489 West Warm Springs Road, Suite 110, Henderson, Nevada 89014, and our telephone number is +1 (512) 774-8930. We maintain a website at www.volition.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to such reports are available to you free of charge through the “Investors” section of www.volition.com as soon as practicable after such materials have been electronically filed with, or furnished to, the SEC. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website to be part of this prospectus or in deciding whether to purchase our securities. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

The Offering

Common stock offered by the selling stockholder………

Up to an additional aggregate of 10,006,360 shares of Common Stock issuable upon conversion and/or repayment of outstanding notes previously issued in private placement transactions on each of May 20, 2025 and January 15, 2026, as adjusted to reflect the Company's non-compliance with the market capitalization covenant and the down-round adjustment of the applicable conversion and exercise prices described in this prospectus.

Securities being offered by the Company………………..	None.
Use of proceeds…………………………………………….

We will not receive any proceeds from the sale or other disposition of the shares of Common Stock offered by the selling stockholder pursuant to this prospectus. All of the proceeds from the sale or other disposition of the shares of Common Stock offered by the selling stockholder pursuant to this prospectus will be received by the selling stockholder.

Terms of this offering………………………………………

The selling stockholder may sell, transfer or otherwise dispose of any or all of the shares of Common Stock offered by this prospectus from time to time on the NYSE American market or any other stock exchange, market or trading facility on which the shares are traded, or in private transactions. The shares of Common Stock may be offered and sold or otherwise disposed of by the selling stockholder at fixed prices, market prices prevailing at the time of sale, prices related to prevailing market prices or privately negotiated prices. See the section entitled “Plan of Distribution” beginning on page 13 of this prospectus.

NYSE American market symbol…………………………	VNRX
Risk factors……………………………………..…………

See the section entitled “Risk Factors” beginning on page 6 of this prospectus and the other information included in or incorporated by reference into this prospectus for a discussion of the factors you should consider before making an investment decision.

Throughout this prospectus, when we refer to the shares of our Common Stock being registered on behalf of the selling stockholder for offer and resale, we are referring to the shares of Common Stock issued to the selling stockholder upon the conversion and/or repayment of the notes referenced above in accordance with their respective terms. When we refer to the selling stockholder in this prospectus, we are referring to the selling stockholder identified in this prospectus and, as applicable, its permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part. See the section entitled “Selling Stockholder” beginning on page 11 of this prospectus.

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RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks under “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the SEC, which are incorporated by reference into this prospectus, as well as in any applicable prospectus supplement, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition, results of operations and prospects could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. For more information, see the information included under the section entitled “Where You Can Find More Information.” Please also read carefully the following section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to this Offering

Servicing our existing and future debt, including the Notes, may require a significant amount of cash, and we may not have sufficient cash flow from our business to pay our indebtedness.

On May 20, 2025, we issued a secured convertible note to Lind Global Asset Management XII LLC, a Delaware limited liability company (“Lind”), in the original principal amount of $7,500,000 (the “2025 Lind Note”) and an accompanying five-year common stock purchase warrant to purchase up to 651,042 shares of Common Stock (the “2025 Lind Warrant”). On January 15, 2026, we issued an additional secured convertible note to Lind in the original principal amount of $2,400,000 (the “2026 Lind Note”, and collectively with the 2025 Lind Note, the “Notes”) and an accompanying five-year common stock purchase warrant to purchase up to 350,018 shares of Common Stock (the “2026 Lind Warrant”, and collectively with the 2025 Lind Warrant, the “Warrants”). The Notes and the Warrants were issued in private placement transactions pursuant to the terms of a securities purchase agreement, dated May 15, 2025, as amended and restated on January 7, 2026 (the “Purchase Agreement”). On May 8, 2026, our market capitalization fell below $22,500,000 for ten consecutive trading days, resulting in the Company’s failure to comply with a market capitalization covenant under each of the Notes. In accordance with the terms of the Notes, this non-compliance automatically resulted in an additional amount becoming payable equal to 10% of the then-outstanding principal amount of each Note, increasing the outstanding principal amount of the 2025 Lind Note by $383,333 (from $3,833,333 to $4,216,666) and the outstanding principal amount of the 2026 Lind Note by $240,000 (from $2,400,000 to $2,640,000), for an aggregate increase of $623,333.

Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the Notes, depends on our future performance, which is subject to economic, financial, competitive, and other factors beyond our control. We may not generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt, or obtaining additional debt financing or equity capital on terms that may be onerous or highly dilutive. Our ability to refinance any future indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations. In addition, the Purchase Agreement and the Notes contain, and any of our future debt agreements may contain, restrictive covenants that may prohibit us from adopting any of these alternatives. Our failure to comply with these covenants could result in an Event of Default which, if not cured or waived, could result in the acceleration of our debt. As previously reported, as a result of the Company’s failure to comply with a market capitalization covenant, on May 21, 2026, the Company and Lind entered into a waiver and consent (the “Waiver”), pursuant to which Lind waived its rights under the Notes to declare any amounts due and payable, demand immediate payment in full, accelerate obligations or foreclose upon any collateral as a result of the failure to comply with the market capitalization covenant now or in the future. The Waiver does not apply to any other covenants. Although Lind is prohibited from accelerating the Notes or demanding cash repayment as a result of the Company’s non-compliance with the market capitalization covenant, Lind’s contractual right to demand that all or a portion of the outstanding principal amount of either Note (including the additional amount described above) be converted into shares of Common Stock at the lower of (i) the then-current Conversion Price under the applicable Note or (ii) 90% of the three lowest volume weighted average prices of our Common Stock during the 20 trading days preceding delivery of the applicable conversion notice, was expressly preserved under the Waiver. This conversion mechanism is more favorable to Lind, and could result in greater dilution to our stockholders, than the standard conversion and repayment formulas described below under “—Lind has conversion rights under each of the Notes, the exercise of which could result in the issuance of a substantial amount of our Common Stock at a significant discount to the trading price of our Common Stock,” because it permits Lind to demand conversion immediately, using a shorter lookback period, without regard to whether we have cured the underlying non-compliance.

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We may not have the ability to raise the funds necessary to settle repayments of the Notes in cash.

Beginning 180 days following the issuance date of each of the Notes, the Company is required to repay the outstanding principal amount of the Notes in 18 consecutive monthly installments of cash, Repayment Shares (as defined in each of the Notes), or a combination of cash and Repayment Shares, at the Company’s option, provided that no portion of the outstanding principal amount may be paid in Repayment Shares unless such Repayment Shares (a) may be immediately resold pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), by a person that is not an affiliate of the Company, or (b) are registered for resale under the Securities Act and a registration statement is in effect and lawfully usable to effect immediate sales of such Repayment Shares. If we do not meet the conditions for repayment in Repayment Shares, we will be required to make such monthly payments in cash. However, we may not have enough available cash or be able to obtain financing at the time we are required to make such payments on either of the Notes or at their maturity. In addition, any cash payments would reduce the amount of cash available for our operations, which could have a material and adverse effect on our business.

Lind has conversion rights under each of the Notes, the exercise of which could result in the issuance of a substantial amount of our Common Stock at a significant discount to the trading price of our Common Stock.

The 2025 Lind Note and the 2026 Lind Note are convertible at Lind’s option into shares of our Common Stock at the lower of (i) the then-current Conversion Price (as defined in the Notes, or $1.55 per share as of the date of this prospectus) or (ii) 90% of the three lowest volume weighted average prices during the 20 trading days prior to the delivery by the holder of the applicable notice of conversion, subject to any adjustments set forth in the Notes, and subject to the beneficial ownership limitations set forth in the Notes. However, upon the occurrence of an Event of Default (as defined in the Notes), the Company will be obligated to pay Lind an amount equal to an additional 10% of the outstanding principal amount of the applicable Note, and Lind may declare such Note due and payable, in addition to any other remedies under the Transaction Documents (as defined in the Purchase Agreement). If we experience an Event of Default under either of the Notes and such default is not cured or waived, we may experience a material adverse effect on our liquidity, financial condition, and results of operations.

A sale of a substantial number of shares of Common Stock by the selling stockholder could cause the price of our Common Stock to decline.

The shares of Common Stock covered by this prospectus, including those underlying the Notes and the Warrants, represent a large number of shares of our Common Stock, and, following the effectiveness of the registration statement of which this prospectus forms a part and the exercise of the Warrants and/or conversion or repayment of the Notes, such shares of Common Stock may be sold by the selling stockholder in the public market without restriction. If the selling stockholder sells, or the market perceives that our stockholders intend to sell for various reasons, substantial amounts of the shares of Common Stock in the public market, the price of our Common Stock may decline. Additionally, such conditions may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

The recent downward adjustment of the exercise and conversion prices applicable to the Warrants and the 2026 Lind Note has substantially increased the number of shares of Common Stock issuable to Lind, which could result in significant additional dilution to our stockholders.

In connection with our June 2026 public offering at $1.55 per share, the exercise price of the 2025 Lind Warrant was reduced from $13.44 to $2.015 per share, and the exercise price of the 2026 Lind Warrant and the Conversion Price of the 2026 Lind Note were reduced to $2.015 per share and $1.55 per share, respectively, pursuant to down-round anti-dilution provisions contained in those securities. In addition, the Company’s non-compliance with the market capitalization covenant described above increased the aggregate outstanding principal amount of the Notes by $623,333. As a result of these adjustments, the number of shares of Common Stock issuable to Lind upon conversion, repayment or exercise of the Notes and Warrants has increased substantially as compared to the number of shares previously registered for resale, and could increase further if the trading price of our Common Stock continues to decline. The issuance of these additional shares, and any sales of such shares by Lind, could result in significant dilution to our existing stockholders and could cause the price of our Common Stock to decline.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement, and the documents incorporated by reference herein and therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this prospectus, any accompanying prospectus supplement, or the documents incorporated by reference herein or therein, are forward-looking statements. Such statements are typically characterized by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate(s),” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “potential,” “seek,” “should,” “strategy,” “will,” and similar expressions (although not all forward-looking statements contain these words).

Forward-looking statements also include the assumptions underlying or relating to such statements. In particular, forward-looking statements contained in this prospectus and in any accompanying prospectus supplement relate to, among other things, our future or assumed financial condition, results of operations, liquidity, business forecasts and plans, research and product development plans, manufacturing plans, strategic plans and objectives, capital needs and financing plans, product launches, regulatory approvals, competitive environment, and the application of accounting guidance. We caution you that the foregoing list may not include all of the forward-looking statements made in this prospectus and any accompanying prospectus supplement or documents incorporated by reference.

Our forward-looking statements are based on our management’s current assumptions and expectations about future events and trends, which affect or may affect our business, strategy, operations or financial performance. Although we believe that these forward-looking statements are based upon reasonable assumptions, they are subject to numerous known and unknown risks and uncertainties and are made in light of information currently available to us. Our actual financial condition and results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth in the section entitled “Risk Factors” beginning on page 6 of this prospectus and page 10 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as well as those described in the other documents we file with the SEC. You should read this prospectus, any accompanying prospectus supplement, and the documents incorporated by reference herein and therein, completely and with the understanding that our actual future results may be materially different from and worse than what we expect.

Some significant factors that may impact our estimates and forward-looking statements include, but are not limited to:

•	Our inability to generate any significant revenue or achieve profitability;
•	Our need to raise additional capital in the future;
•

Our ability to make required payments under, and otherwise remain in compliance with the terms of, the Notes, and the potential need to use proceeds from future financings to repay amounts outstanding thereunder;

•	Our expansion of our product development and sales and marketing capabilities could give rise to difficulties in managing our growth;
•	Our dependence on third-party distributors, development and commercial partners;
•	Our limited experience with sales and marketing;
•	The possibility that we may not be able to continue to operate, as indicated by the “going concern” opinion from our auditors;
•	Our ability to successfully develop, manufacture, market, and sell our future products;
•	Our ability to timely obtain necessary regulatory clearances or approvals to distribute and market our future products;
•	The acceptance by the marketplace of our future products;

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•	The highly competitive and rapidly changing nature of the diagnostics market;
•	Protection of our patents, intellectual property and trade secrets;
•	Our reliance on third parties to manufacture and supply our intended products, and such manufacturers’ dependence on third party suppliers;
•	The material weaknesses in our internal control over financial reporting that we have identified;
•	Pressures related to macroeconomic and geopolitical conditions; and
•	Other risks identified elsewhere in this prospectus, as well as in our other filings with the SEC.

Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

Forward-looking statements speak only as of the date they were made, and, except to the extent required by law or the rules of the NYSE American, we undertake no obligation to update or review any forward-looking statement because of new information, future events or other factors. You should, however, review the risks and uncertainties we describe in the reports we will file from time to time with the SEC, after the date of this prospectus. For additional information, refer to the section entitled “Where You Can Find More Information.”

Forward-looking statements involve risks and uncertainties and are not guarantees of future performance. As a result of such risks and uncertainties, including those described above, the forward-looking statements discussed in this prospectus, any accompanying prospectus supplement, and the documents incorporated by reference herein and therein might not occur and our future results and our performance may differ materially from those expressed in these forward-looking statements due to, but not limited to, the factors mentioned above. Because of these uncertainties, you should not place undue reliance on these forward-looking statements when making an investment decision.

9

USE OF PROCEEDS

We will not receive any proceeds from the sale or other disposition of the shares of Common Stock offered by the selling stockholder pursuant to this prospectus. All of the proceeds from the sale or other disposition of the shares of Common Stock offered by the selling stockholder pursuant to this prospectus will be received by the selling stockholder.

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SELLING STOCKHOLDER

An aggregate of 4,327,440 shares of Common Stock issuable upon conversion and/or repayment of the Notes were previously registered for resale by the selling stockholder on Forms S-3 (File Nos. 333-288508, 333-293314, and 333-297402). We have prepared this prospectus to allow the selling stockholder or its transferees, pledgees, assignees, distributees, donees or other successors in interest to sell or otherwise dispose of, from time to time, up to an aggregate of an additional 10,006,360 shares of our Common Stock that may be issued upon conversion or repayment of the Notes, reflecting the Company’s non-compliance with the market capitalization covenant and the down-round price adjustments described under “Risk Factors” above. The Notes were issued in private placement transactions pursuant to the Purchase Agreement.

The table below presents information regarding the selling stockholder, the shares of Common Stock that the selling stockholder may sell or otherwise dispose of from time to time under this prospectus and the number of shares and percentage of our outstanding shares of Common Stock the selling stockholder will own assuming all of the shares covered by this prospectus are sold by the selling stockholder.

The number of shares of Common Stock owned by the selling stockholder is based upon its respective ownership of the shares of Common Stock and securities convertible or exercisable into shares of Common Stock, as of August 27, 2026, assuming exercise or conversion, as applicable, of the securities exercisable or convertible into shares of Common Stock held by the selling stockholder on that date, if applicable, without regard to any limitations on conversions or exercises.

We do not know when or in what amounts the selling stockholder may sell or otherwise dispose of the shares of Common Stock covered hereby. The selling stockholder might not sell or dispose of any or all of the shares covered by this prospectus or may sell or dispose of some or all of the shares other than pursuant to this prospectus. Because the selling stockholder may not sell or otherwise dispose of some or all of the shares covered by this prospectus, we cannot estimate the number of shares that will be held by the selling stockholder after completion of the offering. However, for purposes of this table, we have assumed that all of the shares of Common Stock covered by this prospectus will be sold by the selling stockholder.

The information in the table is based on 18,727,948 shares outstanding as of August 27, 2026, and was prepared based on information supplied to us by the selling stockholder and upon information in our possession. Information concerning the selling stockholder may change from time to time and changed information will be presented in a supplement to this prospectus if and when required.

Except as otherwise noted in the footnotes, beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. The actual number of shares beneficially owned prior to and after the offering is subject to adjustment and could be materially less or more than the estimated amount indicated depending upon factors, which we cannot predict at this time.

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The selling stockholder is not required to sell any shares of our Common Stock and there is no assurance that the selling stockholder will sell any or all of the shares of our Common Stock covered by this prospectus. We are currently not aware of any agreements, arrangements or understandings with respect to the sale or other disposition of any of the shares covered hereby.

	Shares Beneficially Owned Prior to this Offering		Number of Shares Being Offered		Shares Beneficially Owned Upon Completion of the Offering (1)
Name of Selling Stockholder	Number	Percent			Number	Percent
Lind Global Asset Management XII LLC(2)	[●]	4.99%	10,006,360	(2)	[●]	4.99%
Total:			10,006,360

(1)

Assumes all the shares of Common Stock offered hereby are sold by the selling stockholder, such sales are to persons who are not affiliates of the selling stockholder, and the selling stockholder does not acquire beneficial ownership of any other shares of our Common Stock prior to completion of the offering.

(2)

Beneficial ownership reflected in the table consists of (i) 5,251,150 shares of Common Stock which are issuable upon conversion or repayment of the 2025 Lind Note and calculated assuming conversion on August 27, 2026 based upon 90% of the average of the three lowest VWAPs during the 20 trading days prior to such date, (ii) 651,042 shares of Common Stock, which are issuable upon exercise of the 2025 Lind Warrant, at an exercise price of $2.015 per share as adjusted pursuant to the down-round provisions described below, (iii) 6,182,649 shares of Common Stock, which are issuable upon conversion or repayment of the 2026 Lind Note and calculated assuming conversion on August 27, 2026 based upon 90% of the average of the three lowest VWAPs during the 20 trading days prior to such date, (iv) 350,018 shares of Common Stock, which are issuable upon exercise of the 2026 Lind Warrant, at an exercise price of $2.015 per share as adjusted pursuant to the down-round provisions described below, and (v) 4,087,949 shares of Common Stock issued in connection with installment and conversion payments under the 2025 Lind Note and the 2026 Lind Note. The exercise price of the 2025 Lind Warrant and the 2026 Lind Warrant, and the Conversion Price of the 2026 Lind Note, were reduced pursuant to down-round anti-dilution provisions as a result of the Company’s June 2026 public offering at $1.55 per share, and the outstanding principal amount of each of the 2025 Lind Note and the 2026 Lind Note was increased by an aggregate of $623,333 as a result of the Company’s non-compliance with a market capitalization covenant that occurred on May 8, 2026. The Notes and Warrants contain provisions preventing the conversion or exercise thereof to the extent such conversion or exercise would cause the holder, together with its affiliates, to beneficially own a number of shares of Common Stock which would exceed 4.99% of the Company’s then outstanding shares of Common Stock (or 9.99% of the Company’s then outstanding shares of Common Stock to the extent that the holder, together with its affiliates, beneficially owns in excess of 4.99% of shares of the Company’s then outstanding shares of Common Stock at the time of such exercise or conversion) (the “Contractual Limitation”). In addition, the Notes and Warrants contain provisions preventing the number of shares of Common Stock issuable upon conversion or exercise thereof, if such conversion or exercise would result in the holder obtaining greater than 19.99% of the Company’s voting securities (the “19.99% Limitation”). At a special meeting held on March 31, 2026, we received stockholder approval for conversion and/or exercise of the Notes and Warrants in excess of 19.99% of our voting securities terminating and the 19.99% Limitation. Notwithstanding the termination of the 19.99% Limitation, the Contractual Limitation remains in place. The number of shares of Common Stock set forth in (i) the second and fifth column in the table above do not give effect to the Contractual Limitation, and (ii) the third and sixth column in the table above gives effect to the Contractual Limitation. A separate registration statement on Form S-3 filed with the SEC (File No. 333-288508) registers for resale an aggregate of 1,171,875 shares of Common Stock underlying the 2025 Lind Note and the 2025 Lind Warrant; another registration statement on Form S-3 filed with the SEC (File No. 333-293314) registers for resale an aggregate of 850,018 shares of Common Stock underlying the 2026 Note and the 2026 Lind Warrant; and an additional registration statement on Form S-3 filed with the SEC (File No. 333-297402) registers for resale an aggregate of 3,306,607 shares of Common Stock underlying the Notes. The Notes and the Warrants are directly owned by Lind. Jeff Easton is the Managing Member of The Lind Partners, LLC, which is the Investment Manager of Lind, and in such capacity has the right to vote and dispose of the securities held by Lind. Mr. Easton disclaims beneficial ownership over the securities listed except to the extent of his pecuniary interest therein. The address for Lind is 444 Madison Avenue, 41st Floor, New York, NY 10022.

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PLAN OF DISTRIBUTION

The selling stockholder and any of its pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of our Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately-negotiated transactions;
•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
•	through the writing of options on the shares;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus. The selling stockholder shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

The selling stockholder or its pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the selling stockholder will attempt to sell shares of our Common Stock in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. We cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholder. The selling stockholder and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be “underwriters” as that term is defined under the Securities Act, the Exchange Act and the rules and regulations of such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholder, but excluding brokerage commissions or underwriter discounts.

The selling stockholder, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. The selling stockholder has not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholder may pledge its shares to its brokers under the margin provisions of customer agreements. If the selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholder and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholder or any other such person. In the event that the selling stockholder is deemed an affiliated purchaser or distribution participant within the meaning of Regulation M, then the selling stockholder will not be permitted to engage in short sales of our Common Stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In addition, if a short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our Common Stock. All of these limitations may affect the marketability of the shares.

If the selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of our Common Stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. the maximum consideration or discount to be received by any member of the FINRA may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus.

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LEGAL MATTERS

Certain legal matters, including the validity of the issuance of the securities offered by this prospectus, will be passed on by Stradling Yocca Carlson & Rauth LLP, Newport Beach, California.

EXPERTS

The consolidated financial statements of VolitionRx Limited as of December 31, 2025 and 2024 and for each of the years in the two-year period ended December 31, 2025, have been incorporated by reference herein and in the registration statement in reliance upon the report of Sadler, Gibb & Associates, LLC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 31, 2026, and the Form 10-K/A filed with the SEC on April 30, 2026;

•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2026, and June 30, 2026, filed with the SEC on May 14, 2026, and August 13, 2026, respectively;

•

Our Current Reports on Form 8-K, filed with the SEC on January 8, 2026, February 9, 2026, February 20, 2026, April 1, 2026, April 17, 2026, April 23, 2026, April 28, 2026, May 15, 2026, May 22, 2026, June 10, 2026, June 18, 2026, July 21, 2026, August 7, 2026, and August 24, 2026;

•

The description of our Common Stock contained in our registration statement on Form 8-A, filed with the SEC on February 3, 2015, Exhibit 4.2 to the registration statement of which this prospectus forms a part, and any amendments or reports filed for the purpose of updating such description.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding those portions of such documents furnished to, rather than filed with, the SEC) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, and (ii) after the date of this prospectus and prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any current report on Form 8-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon oral or written request, a copy of any document incorporated by reference at no cost. Requests should be made to:

Rodney Rootsaert

Secretary

VolitionRx Limited

1489 West Warm Springs Road, Suite 110

Henderson, Nevada 89014

You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.volition.com under “Investors.” The information found on our website, or that may be accessed by links on our website, is not part of this prospectus.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that are filed electronically with the SEC.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules. You can obtain a copy of the registration statement from the SEC’s website.

These documents are also available, free of charge, through the “Investors” section of our website, which is located at www.volition.com. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information on our website to be part of this prospectus.

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10,006,360 Shares of Common Stock

PROSPECTUS

                              , 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the various costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered hereunder. All such costs and expenses shall be borne by us. Except for the Securities and Exchange Commission registration fee, all the amounts shown are estimates.

SEC Filing Fee	$539
Accounting Fees and Expenses	$7,500
Legal Fees and Expenses	$20,000
Transfer Agent Fees and Expenses	$1,000
Miscellaneous	$2,500
Total	$31,539

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

We are incorporated under the laws of the State of Delaware. Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	breach of a director’s duty of loyalty to the corporation or its stockholders;
•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payment of dividends or redemption of shares (DGCL Section 174); or
•	transaction from which the director derives an improper personal benefit.

Section 145 of the DGCL provides, in general, that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses. To the extent that a present or former director or officer of a Delaware corporation is successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, Section 145 of the DGCL provides that such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with such action, suit or proceeding.

II-1

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Regarding indemnification for liabilities arising under the Securities Act which may be permitted for directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the SEC, such indemnification is against public policy, as expressed in the Securities Act and is therefore unenforceable.

Our Certificate of Incorporation authorizes us to, and our Bylaws provide that, we shall, indemnify our directors and officers to the fullest extent permitted by the DGCL and also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under our Bylaws or the DGCL.

As permitted by the DGCL, we have entered into indemnification agreements with each of our directors and certain of our officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act, or otherwise.

Any underwriting agreement or similar agreement that we enter into in connection with an offer of securities pursuant to this registration statement may provide for indemnification by any underwriters of us, our directors, our officers who sign the registration statement and our controlling persons for some liabilities, including liabilities arising under the Securities Act.

II-2

ITEM 16. EXHIBITS.

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

3.1	Second Amended and Restated Certificate of Incorporation, as amended.	S-8	333-298500	4.3	8/21/26
3.2	Amended and Restated Bylaws, as amended.	10-Q	001-36833	3.2	5/13/24
4.1	Specimen Common Stock Certificate.	10-SB	000-30402	3(A)	12/6/99
4.2	Description of Capital Stock	S-3	333-288508	4.2	7/3/25
4.3	Amended and Restated Securities Purchase Agreement, dated January 7, 2026, by and between the Company and Lind Global Asset Management XII LLC.	8-K	001-36833	10.1	1/8/26
4.4	Form of Senior Secured Convertible Promissory Note, dated May 15, 2025, issued by the Company to Lind Global Asset Management XII LLC.	10-Q	001-36833	10.3	5/15/25
4.5	Form of Common Stock Purchase Warrant, dated May 15, 2025, issued by the Company to Lind Global Asset Management XII LLC.	10-Q	001-36833	10.4	5/15/25
4.6	Form of Senior Secured Convertible Promissory Note, dated January 15, 2026, issued by the Company to Lind Global Asset Management XII LLC.	8-K	001-36833	10.2	1/8/26
4.7	Form of Common Stock Purchase Warrant, dated January 15, 2026, issued by the Company to Lind Global Asset Management XII LLC.	8-K	001-36833	4.1	1/8/26
4.8	Waiver and Consent, dated May 21, 2026, by and between the Company and Lind Global Asset Management XII LLC.	S-3	333-297402	4.8	7/10/26
5.1	Legal Opinion of Stradling Yocca Carlson & Rauth LLP.					X
23.1	Consent of Independent Registered Public Accounting Firm.					X
23.2	Consent of Stradling Yocca Carlson & Rauth LLP (included in Exhibit 5.1).					X
24.1	Power of Attorney (included on the signature page of this registration statement).					X
107	Filing Fee Table.					X

II-3

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dubai, United Arab Emirates, on August 28, 2026.

VOLITIONRX LIMITED

By:	/s/ Cameron Reynolds
Cameron Reynolds
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Cameron Reynolds and Rodney Rootsaert as his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, making such changes in this registration statement as such attorneys-in-fact and agents so acting deem appropriate, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in with respect to the offering of securities contemplated by this registration statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Cameron Reynolds	President, Chief Executive Officer and Director	August 28, 2026
Cameron Reynolds	(Principal Executive Officer)

/s/ Terig Hughes	Chief Financial Officer and Treasurer	August 28, 2026
Terig Hughes	(Principal Financial and Accounting Officer)

/s/ Rodney Gerard Rootsaert	Secretary	August 28, 2026
Rodney Gerard Rootsaert

/s/ Guy Innes	Director	August 28, 2026
Guy Innes

/s/ Dr. Alan Colman	Director	August 28, 2026
Dr. Alan Colman

/s/ Dr. Phillip Barnes	Director	August 28, 2026
Dr. Phillip Barnes

/s/ Kim Nguyen	Director	August 28, 2026
Kim Nguyen

/s/ Dr. Ethel Rubin	Director	August 28, 2026
Dr. Ethel Rubin

/s/ Timothy Still	Director	August 28, 2026
Timothy Still

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